 As filed with the Securities and Exchange Commission on March 28, 2002.         Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Incorporated Under the Laws of Ohio	PROVIDENT FINANCIAL GROUP, INC. One East Fourth Street CINCINNATI, OHIO 45202	I.R.S. Employer Identification No. 31-0982792

PROVIDENT FINANCIAL GROUP, INC.
DEFERRED COMPENSATION PLAN

Mark E. Magee, Esq.
Provident Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-2861
(Agent for Service of Process)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered Deferred Compensation Obligations Common Stock, No par Value	Amount To Be Registered(1) $25,000,000 500,000 Shares	Proposed Maximum Offering Price Per Share(2) $1 $28.47	Proposed Maximum Aggregate Offering Price(2) $25,000,000 $14,235,000	Amount of Registration Fee(3) $2,300 $1,310

(1)	This Registration Statement is filed for up to $25,000,000 in additional Deferred Compensation Obligations and an additional 500,000 shares of Common Stock issuable pursuant to the Provident Financial Group, Inc. Deferred Compensation Plan, as Amended and Restated effective January 1, 2001.

(2)	Estimated solely for purposes of calculating the registration fee.

(3)	Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on March 22, 2002 at $28.47 per share.

     The contents of Registration Statement No. 333-17185, as filed with the Commission on December 3, 1996, and Registration Statement No. 33-61576, as filed with the Commission on April 23, 1993, are incorporated herein by reference.

Item 8. Exhibits* Exhibit 4.1 Exhibit 4.2 Exhibit 4.3 Exhibit 5 Exhibit 23.1 Exhibit 23.2 Exhibit 24

Provident Financial Group, Inc. Deferred Compensation Plan (formerly known as the Provident Bancorp, Inc. Deferred Compensation Plan) (incorporated by reference to Provident's Form S-8, File No. 33-61576, filed with the Commission on April 23, 1993)

Provident Financial Group, Inc. Deferred Compensation Plan, as Amended and Restated effective January 1, 1996 (formerly known as the Provident Bancorp., Inc. Deferred Compensation Plan, as Amended and Restated effective January 1, 1996) (incorporated by reference to Provident's Form S-8, File No. 333-17185, filed with the Commission on December 3, 1996)

Provident Financial Group, Inc. Deferred Compensation Plan, as Amended and Restated effective as of January 1, 2001 (incorporated by reference to Provident's Form 10-K for the year ended December 31, 2000)

Opinion of Keating, Muething & Klekamp, P.L.L.

Consent of Ernst & Young, L.L.P

Consent of Keating, Muething & Klekamp, P.L.L. (contained in Exhibit 5)

Power of Attorney (contained in the signature page)

     *All exhibits are filed herewith unless otherwise indicated.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on March 27, 2002.

PROVIDENT FINANCIAL GROUP, INC. By: /s/ Robert L. Hoverson Robert L. Hoverson Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below marked with an asterisk hereby authorizes Robert L. Hoverson or Mark E. Magee or Christopher J. Carey as attorney-in-fact to sign on his behalf individually and in each capacity indicated below, any amendments, including post-effective amendments, to this Registration Statement.

Signature

  */s/ Robert L. Hoverson
Robert L. Hoverson

  */s/ Christopher J. Carey
Christopher J. Carey

  */s/ Jack M. Cook
Jack M. Cook

  */s/ Thomas D. Grote, Jr.
Thomas D. Grote, Jr.

  */s/ Philip R. Myers
Philip R. Myers

  */s/ Joseph A. Pedoto
Joseph A. Pedoto

  */s/ Sidney A. Peerless
Sidney A. Peerless

  */s/ Joseph A. Steger
Joseph A. Steger

Capacity

Chief Executive Officer
and Director (Principal
Executive Officer)

Executive Vice President and
Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)

Director

Director

Director

Director

Director

Director

Date March 27, 2002 March 27, 2002 March 27, 2002 March 27, 2002 March 27, 2002 March 27, 2002 March 27, 2002 March 27, 2002